UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 24, 2011
DATE OF REPORT
(Date of Earliest Event Reported)

RAVEN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

South Dakota	001-07982	46-0246171
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
205 East 6th Street, P.O. Box 5107, Sioux Falls, SD 57117-5107
(Address of principal executive offices)
(605) 336-2750
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
Raven Industries, Inc. held its Annual Meeting of Shareholders on May 24, 2011. Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders:

			Votes	Broker
		Votes For	Against/Withheld	Non-Votes
1.	Election of Directors

	Anthony W. Bour	12,362,434.904	2,623,026.527	2,163,075
	Thomas S. Everist	14,931,318.904	54,142.527	2,163,075
	Mark E. Griffin	14,930,745.904	54,715.527	2,163,075
	Kevin T. Kirby	14,732,332.036	253,129.395	2,163,075
	Marc E. LeBaron	14,946,344.952	39,116.479	2,163,075
	Cynthia H. Milligan	14,735,365.073	250,096.358	2,163,075
	Daniel A. Rykhus	14,932,775.523	52,685,908	2,163,075

			Votes
		Votes For	Against/Withheld	Abstentions	Broker Non-Votes
2.	Approval in a non-binding advisory vote the compensation of our executive officers disclosed in the proxy statement.	14,011,170.362	143,776.774	830,514.295	2,163,075

		One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
3.	To approve, by a non-binding advisory vote, the preferred frequency of advisory votes on executive compensation.	12,352,308.918	324,146.302	1,462,546.485	846,459.726	2,163,075

			Votes
		Votes For	Against/Withheld	Abstentions
4.	Ratification of the appointment of PricewaterhouseCoopers as the Independent Registered Public Accounting Firm.	17,070,583.578	59,063.793	18,889.060
Based upon the submission of proxies and ballots by the required votes all directors/nominees have been elected, the executive compensation has been approved, the shareholders approved the preferred annual frequency of compensation advisory votes and PricewaterhouseCoopers, LLP has been ratified as the company’s accounting firm.
Each proposal was approved by the Company’s stockholders by the required vote.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAVEN INDUSTRIES, INC.
/s/ Thomas Iacarella
Thomas Iacarella
Vice President and CFO, Secretary and Treasurer (Principal Financial and Accounting Officer)

Date: May 26, 2011